Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

CASI Pharmaceuticals, Inc.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	400,000(2)	$6.23 (2)	$2,492,000	$0.0001476	$367.82
Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,600,000(3)	$6.23(3)	$9,968,000	$0.0001476	$1,471.28

	Total Offering Amounts		2,000,000		$12,460,000		$1,839.10
Total Fee Offsets							—
Net Fee Due							$1,839.10

(1)	Represents ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2024 Long-Term Incentive Plan (the “2024 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2024 Plan.

(2)	Represents ordinary shares issuable upon the vesting of outstanding options granted under the 2024 Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $6.23 per ordinary share, the average of the high and low prices for the Registrant’s ordinary shares as quoted on the Nasdaq on August 12, 2024.

(3)	Represents ordinary shares that are reserved for future award grants under the 2024 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $6.23 per ordinary share, the average of the high and low prices for the Registrant’s ordinary shares as quoted on the Nasdaq on August 12, 2024.